Exhibit 10.25

STANDARD INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE AGREEMENT (“Lease”) dated for reference purposes only as of the 12th day of August, 2020 by and between SCRS VALLEY PARK BUSINESS CENTER, LLC, a Delaware limited liability company (“Landlord”), and COKEM INTERNATIONAL, LTD., a Minnesota corporation (“Tenant”).

1.	BASIC LEASE PROVISIONS.

1.1DATE OF THE LEASE (FOR REFERENCE PURPOSES):August 12, 2020

1.2LANDLORD:SCRS Valley Park Business Center, LLC, a Delaware limited liability company y

1.3TENANT:COKeM International, Ltd., a Minnesota corporation

1.4PREMISES ADDRESSES:750 Innovation Drive, Suite 300

Shakopee, Minnesota 55379

1.5APPROXIMATE LEASABLE AREA OF PREMISES:29,688 rentable square feet, consisting of approximately 26,305 square feet of warehouse space, and approximately 3,383 square feet of office space (“Office Space”)

1.6USE: Office/Warehouse/Light Assembly/Light Manufacturing/Storage/Distribution, subject to the requirements and limitations contained in Section 4.

1.7TERM: Twenty-five (25) full calendar months.

1.8ESTIMATED COMMENCEMENT DATE: September 1, 2020, subject to adjustment in accordance with Section 3 below.

1.9MONTHLY BASE RENT: The Base Rent shall be adjusted annually on each anniversary of the Commencement Date (unless the Commencement Date is other than the first day of a month, in which event the Base Rent shall be adjusted annually commencing on the first anniversary of the first day of the calendar month following the Commencement Date) during the Term of the Lease as follows:

Lease Period in Months	Rate Per Square Foot Per Annum	Monthly Base Rent
1 – 12*	$5.37	$13,285.38
13 – 25	$5.53	$13,681.22

* Notwithstanding anything to the contrary contained in this Lease, Landlord has agreed to conditionally waive the Base Rent due from Tenant for the first (1st) full calendar month of the Term in the amount of Thirteen Thousand Two Hundred Eighty-Five and 38/100 Dollars ($13,285.38) (the “Base Rent Abatement”). No other amounts due to Landlord under this Lease other than the Base Rent Abatement shall be abated, except as may be expressly provided in another provision of this Lease. In the event Tenant defaults under this Lease and fails to cure such default within any applicable notice or cure period, Tenant shall not be entitled to any further abatement of Base Rent and all Base Rent previously abated shall be immediately paid by Tenant to Landlord. If the Lease expires in accordance with its terms, and does not terminate as a result of a default by Tenant, Landlord agrees to permanently waive the Base Rent it has conditionally waived pursuant to this provision.

1.10

BASE RENT AND ESTIMATED OPERATING EXPENSES AND REAL PROPERTY TAXES PAID UPON EXECUTION: $22,810.28; $13,285.38 of which shall be applied to the Base Rent due on the first (1st) day of the second (2nd) full calendar month of the Term, and $9,524.90 of which shall be applied to the monthly estimated Operating Expenses and Real Property Tax Payment due for the first (1st) calendar month of the Term.

1.11TENANT’S PERCENTAGE SHARE OF THE BUILDING/PROJECT: 24.18% (29,688 divided by 122,789)

(See also Section 6.4)

1.12SECURITY DEPOSIT: $13,285.38

1.13NUMBER OF PARKING SPACES: Unreserved and in common with other tenants of the Project.

1.14REAL ESTATE BROKER:

LANDLORD:	CBRE

TENANT:	Colliers International

1.15EXHIBITS ATTACHED TO LEASE:     Addendum; Exhibit A — “Premises”; Exhibit B — “Verification Letter”; Exhibit C — “Rules and Regulations”; Exhibit D — “Move-Out Standards”; Exhibit E — “Form of HazMat Certificate”; Schedule 1 — “Additional Improvements Plan”.

1.16ADDRESSES FOR NOTICES:

LANDLORD:	SCRS Valley Park Business Center, LLC
c/o Cushman & Wakefield
3500 American Boulevard West, Suite 200
Minneapolis, Minnesota 55431
Attention: Michael Gross

WITH COPY TO:	TA Realty
28 State Street
Boston, Massachusetts 02109
Attn: Asset Manager - Minnesota

TENANT:	COKeM International, Ltd.
Shakopee, Minnesota 55379
5651 Innovation Boulevard, Suite 500
Attention: Chief Operating Officer

1

2.	PREMISES.

2.1 ACCEPTANCE. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is depicted on Exhibit “A” attached hereto. The Premises depicted on Exhibit “A” is all or a part of a building (the “Building”) and may contain areas outside of the Building to the extent such areas are specifically identified on Exhibit “A” as being a part of the Premises. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements, and except as may be otherwise expressly provided herein, Landlord shall not be obligated to make any repairs or alterations to the Premises. Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. The number of square feet set forth in Section 1.5 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in Section 1.5. The foregoing notwithstanding, Landlord shall deliver the Premises with all existing mechanical, plumbing and electrical systems and dock doors serving the Premises in good working condition. In addition, Landlord shall, at Landlord’s sole cost and expense, using Building standard methods, materials and finishes, (i) sheet rock and tape the demising wall in the Premises, and (ii) install dock levelers on three (3) of the dock doors serving the Premises to be mutually selected by Landlord and Tenant in their reasonable discretion.

See Addendum Paragraphs 1 and 2

2.2COMMON AREAS. Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the Term of this Lease, the nonexclusive right to use, in common with others entitled to such use (including Landlord), any portions of the Project (as hereinafter defined) that are designated by Landlord for the common use of tenants and others (the “Common Areas”). The “Project” consists of the Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, including, without limitation, the storage of trucks or other vehicles. Any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord..

3.	TERM.

3.1TERM AND COMMENCEMENT DATE. The Term and Commencement Date of this Lease are specified in Sections 1.7 and 1.8. The Commencement Date set forth in Section 1.8 is an estimated Commencement Date. The actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in the condition required by this Lease; provided, however, that if the Commencement Date is other than the first day of a month, then the Term of this Lease shall be computed from the first day of the calendar month following the Commencement Date.

3.2DELAY IN POSSESSION. Notwithstanding the estimated Commencement Date specified in Section 1.8, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant.

3.3DELAYS CAUSED BY TENANT. There shall be no abatement of rent to the extent of any delays caused by acts or omissions of Tenant, Tenant’s agents, employees and contractors, or for Tenant delays as defined in the work letter agreement attached to this Lease, if any (hereinafter “Tenant Delays”). Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Term for each day of Tenant Delay. For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the Term shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any. Landlord and Tenant agree that the foregoing payment constitutes a fair and reasonable estimate of the damages Landlord will incur as the result of a Tenant Delay. Within thirty (30) days after Landlord tenders possession of the Premises to Tenant, Landlord shall notify Tenant of Landlord’s reasonable estimate of the date Landlord could have delivered possession of the Premises to Tenant but for the Tenant Delays. After delivery of said notice, Tenant shall immediately pay to Landlord the amount described above for the period of Tenant Delay.

3.4EARLY POSSESSION. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy. Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, and provided Landlord has possession of the Premises, Tenant shall have the right to enter the Premises commencing no earlier than thirty (30) days prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, and similar items. Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises. Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant, and the Lease Term shall not commence as a result of said activities. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord’s manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

4.	USE.

4.1PERMITTED USE. The Premises shall be used only for the purpose described in Section 1.6 and for no other purpose. Landlord makes no representation or warranty that Tenant’s use is permitted by applicable zoning laws or other laws and regulations. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Tenant shall not (a) permit any animals or pets to be brought to or kept in the Premises, (b) install any antenna, dish or other device on the roof of the Building or outside of the Premises, (c) make any penetrations into the roof of the Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building in which the Premises is located or (f) change the exterior of the Premises or the Building in which the Premises is located. In no event shall Tenant use the Premises for the sale of medical marijuana or any use associated with the sale of medical marijuana. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use and that its use is permitted by applicable laws and regulations, and that neither Landlord nor Landlord’s agents have made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant’s business.

4.2COMPLIANCE WITH LAWS. Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants, conditions, restrictions, easements, the recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies (all of the foregoing being referred to herein as the “Requirements”), now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the Term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Tenant shall, at Tenant’s sole expense, comply with all accessibility requirements of State and Federal law that apply to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Tenant acknowledges that it will be responsible for complying with current and future laws and regulations even though such compliance requires Tenant to make substantial repairs or modifications (including structural modifications) to the Premises and even though the application of the law or regulation is unrelated to Tenant’s specific use of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance, create a dangerous situation, or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

5.BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month’s Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date this Lease is executed by Tenant and shall be applied to rent in accordance with the terms of Section 1.10, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

6.	OPERATING EXPENSE PAYMENTS.

6.1OPERATING EXPENSES. Tenant shall pay Tenant’s Percentage Share (as defined below) of the Operating Expenses for the Project. For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated Common Areas), including, but not limited to, the following:

(a)wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

(b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project;

(c)annual cost of all Capital Improvements (as defined below) made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all Capital Improvements made in order to comply with any law now or hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) together with an interest factor on the unamortized cost of such item equal to the lesser of twelve percent (12%) per annum or the maximum rate of interest permitted by applicable law);

(d)cost of all utilities paid by Landlord;

(e)cost of any insurance or insurance related expense applicable to the Project and Landlord’s personal property used in connection therewith, including, but not limited to, the insurance costs described in Section 10.2;

(f)cost of repairs, replacements and general maintenance of the Project (including all truck court areas, paving and parking areas, Common Area lighting facilities, fences, gates, water lines, sewer lines, rail spur areas and any other item Landlord is obligated to repair or maintain), other than costs necessary to assure the structural soundness of the roof, foundation and exterior walls of the Project which are payable solely by Landlord under Section 11;

(g)cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project (including, without limitation, alarm service, exterior painting, trash collection, snow, ice, debris and waste removal and landscape maintenance);

(h)the cost of all accounting fees, management fees, legal fees and consulting fees attributable to the operation, ownership, management, maintenance or repair of the Project;

(i)payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant or other agreement relating to the sharing of costs among property owners;

(j)reserves created by Landlord, in Landlord’s sole discretion, for future Operating Expenses or the future replacement of Capital Improvements;

(k)the cost of all business licenses, permits or similar fees relating to the operation, ownership, repair or maintenance of the Project; and

(l)the cost of any other item the cost of which is stated in this Lease to be an Operating Expense.

For purposes of this Lease, a “Capital Improvement” shall be an improvement to the Project that Landlord is obligated or permitted to make pursuant to this Lease, the cost of which is not fully deductible in the year incurred in accordance with generally accepted accounting principles; provided, however, that, at Landlord’s option, the following items shall be treated as expenses and not Capital Improvements, and the entire cost of these items may be included in Operating Expenses in the year incurred: (i) the cost of painting all or part of the Project, (ii) the cost of resurfacing and restriping roadways and parking areas, (iii) the cost of any items Tenant is obligated to pay for pursuant to Section 12 that Landlord elects, in its sole discretion, to include in Operating Expenses and (iv) the cost of Capital Improvements incurred in any calendar year to the extent the cost of the Capital Improvements are less than $25,000. Real Property Taxes (as defined below) shall be reimbursed to Landlord as provided below and shall not be treated as an Operating Expense. References to facilities, services, utilities or other items in this section shall not impose an obligation on Landlord to have said facilities or to provide said services unless such facilities and services already exist at the Project.

6.2OPERATING EXPENSE EXCLUSIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license and inspection fees) incurred for tenant improvements for other tenants within the Project; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion of the Project), leasing commissions, advertising expenses and similar costs incurred in connection with the leasing of the Project; (iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by any other tenant of the Project; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; provided, such costs of repairs or other work shall be paid by the parties in accordance with the provisions of Sections 11 and 12, below; (vi) other than any interest charges for Capital Improvements referred to in Section 6.1(c) hereinabove, any interest or payments on any financing for the Building or the Project and interest and penalties incurred as a result of Landlord’s late payment of any invoice; (vii) costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof; (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; (ix) any payments under a ground lease or master lease; and (x) except as provided above, the cost of Capital Improvements.

6.3PAYMENT. Tenant’s Percentage Share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Percentage Share of Operating Expenses will be, and the same shall be payable by Tenant monthly during each calendar year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord’s estimate of Tenant’s Percentage Share of Operating Expenses, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each calendar year a reasonably detailed statement (the “Statement”) showing Tenant’s Percentage Share of the actual Operating Expenses incurred during such year. Landlord’s failure to deliver the Statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder. If Tenant’s payments under this Section during said calendar year exceed Tenant’s Percentage Share as indicated on the Statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant’s Percentage Share of Operating Expenses next falling due. If Tenant’s payments under this Section during said calendar year were less than Tenant’s Percentage Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last calendar year for which Tenant is responsible for Operating Expenses, notwithstanding that the Lease Term may have terminated before the end of such calendar year; and this provision shall survive the expiration or earlier termination of the Lease.

6.4TENANT’S PERCENTAGE SHARE. “Tenant’s Percentage Share” as used in this Lease shall mean the percentage of the cost of Operating Expenses and Real Property Taxes (as defined below) for which Tenant is obligated to reimburse Landlord pursuant to this Lease. Notwithstanding anything to the contrary contained in Section 1.11, Landlord shall have the right to determine Tenant’s Percentage Share of the cost of Operating Expenses and Real Property Taxes using any one or more of the following three methods, and Tenant hereby agrees that any one of the following three methods of allocation is reasonable: (a) by multiplying the cost of all Operating Expenses or Real Property Taxes by a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in all buildings in the Project; or (b) (i) with respect to an Operating Expense or Real Property Taxes attributable solely to the Building, requiring Tenant to pay that portion of the cost of the Operating Expense or Real Property Taxes that is obtained by multiplying such cost by a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in the entire Building and (ii) with respect to an Operating Expense or Real Property Taxes attributable to the Common Areas of the Project, but not any particular building in the Project, requiring Tenant to pay that portion of the cost of the Operating Expense or Real Property Taxes that is obtained by multiplying such cost by a fraction, the numerator of which is the number of square feet of leasable space in the Premises and the denominator of which is the number of square feet of leasable space in all buildings in the Project or (c) by allocating an Operating Expense or Real Property Taxes in any other reasonable manner, as determined by Landlord.

7.SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.12 as security for Tenant’s faithful performance of Tenant’s obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default. Tenant hereby waives the provisions of any law which is inconsistent with this Section.

8. UTILITIES.

8.1PAYMENT. Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection, janitorial services and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for such services. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use, and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

8.2INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Notwithstanding anything contained herein to the contrary, if any interruption of utilities or services caused by Landlord’s gross negligence or willful misconduct shall continue for more than five (5) consecutive business days and shall render all or any portion of the Premises unusable for the normal conduct of Tenant’s business, and if Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated from and after the sixth (6th) consecutive business day until full use of such portion of the Premises is restored to Tenant.

8.3UTILITY BILLS. If any utilities are separately metered for Tenant’s use at the Premises and Tenant contracts directly for service from an Utility Provider (defined hereinafter), then Landlord shall have the right to require Tenant to provide Landlord with copies of bills from any utility providers (collectively, “Utility Providers”) Tenant receives directly from Utility Providers relating to Tenant’s utility use at the Premises (“Utility Bills”) within ten (10) days after Landlord’s written request. In addition, Tenant hereby authorizes Landlord to obtain copies of the Utility Bills directly from the Utility Provider(s), and Tenant hereby authorizes each Utility Provider to provide Utility Bills and related usage information directly to Landlord without Tenant’s consent. From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Utility Provider(s) to provide to Landlord Utility Bills and other information relating to Tenant’s utility usage at the Premises. The information provided by the Utility Providers shall be used by Landlord in connection with Landlord’s on-going energy and environmental conservation initiatives and/or as required by laws or regulations, if any, requiring landlords to report energy benchmark information for the Building or otherwise pertaining to any such utility or conservation initiatives or programs.

9.REAL AND PERSONAL PROPERTY TAXES.

9.1PAYMENT OF TAXES. Tenant shall pay to Landlord during the Term of this Lease, in addition to Base Rent and Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of all Real Property Taxes. Tenant’s Percentage Share of Real Property Taxes shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant’s Percentage Share of Operating Expenses.

9.2DEFINITION OF REAL PROPERTY TAX. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof. Real Property Taxes shall not include income, inheritance and gift taxes.

9.3PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

9.4REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a “reduction”), Landlord shall have the option, in its sole discretion, to (a) retain the benefit of the reduction and to pay, at Landlord’s sole expense, the costs incurred by Landlord in causing the reduction to be made or (b) to the extent practicable, to credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and to recalculate the Real Property Taxes owed by Tenant for years in which the reduction applies based on the reduced Real Property Taxes. If Landlord proceeds in accordance with (b) above, all costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense, and Landlord shall determine, in its sole discretion, to which years any reductions will be applied. In addition, if Landlord proceeds in accordance with (b) above, all accounting and related costs incurred by Landlord in making the adjustments shall be an Operating Expense. If Landlord proceeds in accordance with (a) above, Landlord shall not be obligated to refund to Tenant all or any portion of the reduction or to reduce Real Property Taxes for the years to which any reductions apply. Landlord shall have the right to compensate a person or entity it employs to obtain a reduction in Real Property Taxes by giving such person or entity a percentage of any reduction or credit obtained, and in this event the reduction or credit obtained by Landlord shall be deemed to be the reduction or credit given by the taxing authority less the compensation paid to such person or entity.

10.INSURANCE.

10.1INSURANCE-TENANT.

(a)Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord’s sole discretion, which, by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than $5,000,000.00 per occurrence with an “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b)Tenant shall obtain and keep in force during the Term of this Lease “Causes of Loss - Special Form” extended coverage property insurance (previously known as “all risk” property insurance) with coverages acceptable to Landlord, in Landlord’s reasonable discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classification “fire and extended coverage,” against vandalism and malicious mischief, theft and sprinkler leakage. Tenant’s policy shall include endorsements to insure Tenant against losses to valuable papers, records and computer equipment and to compensate Tenant for the cost of recovering lost data. To the extent that Tenant’s policy covers tenant improvements to the Premises, Landlord shall be a loss payee on such policy. Tenant shall also obtain earthquake insurance, and if the Project is in a Flood Zone, Tenant shall obtain flood insurance, and the terms of such insurance policies shall be reasonably acceptable to Landlord.

(c)In the event Tenant’s use of the Premises (including any materials used or stored by Tenant in the Premises) consists of activities (or storage of materials) that is the type of activity or storage for which a party would normally maintain pollution liability and clean-up cost coverage, as reasonably determined by Landlord, then Tenant shall obtain and keep in force thereafter a policy of pollution liability insurance, including clean-up costs, of not less than $1,000,000.

(d)Tenant shall, at all times during the term hereof, maintain the following insurance with coverages reasonably acceptable to Landlord: (i) workers’ compensation insurance as required by applicable law, (ii) employers liability insurance with limits of at least $1,000,000 per occurrence, (iii) automobile liability insurance for owned, non-owned and hired vehicles with limits of at least $1,000,000 per occurrence and (iv) business interruption and extra expense insurance. In addition to the insurance required in (i), (ii), (iii) and (iv) above, Landlord shall have the right to require Tenant to increase the limits of its insurance and/or obtain such additional insurance as is customarily required by landlords owning similar real property in the geographical area of the Project.

10.2INSURANCE-LANDLORD.

(a)Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b)Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord’s option, also cover all Operating Expenses and Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy or any act or omission of Tenant.

10.3INSURANCE POLICIES. Tenant shall deliver to Landlord certificates of the insurance policies required under Section 10.1 concurrently with Tenant’s execution of this Lease using an ACORD 28 form or a similar form approved by Landlord. Tenant’s insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A and a financial rating of at least “Class X” (or such other rating as may be required by any lender having a lien on the Project) as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, Landlord’s property manager and lender(s) and their respective officers, shareholders, directors, partners, members, managers, employees, successors and assigns, shall be included as additional insureds under Tenant’s commercial general liability policy, the pollution liability policy and under the Tenant’s excess or umbrella policy, if any, using ISO additional insured endorsement CG 20 11 or a substitute providing equivalent coverage. Tenant’s insurance policies shall not include deductibles in excess of $5,000.

10.4WAIVER OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction and permit such waiver, and only to the extent of the insurance proceeds actually received by Landlord for such damage or destruction. Landlord’s waiver shall not relieve Tenant from liability under Section 19 below except to the extent Landlord’s insurance company actually satisfies Tenant’s obligations under Section 19 in accordance with the requirements of Section 19. Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for liability or damages if such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant is required to obtain by Section 10.1 (whether or not the insurance Tenant is required to obtain by Section 10.1 is then in force and effect), whichever is broader. Tenant’s waiver shall not be limited by the amount of insurance then carried by Tenant or the deductibles applicable thereto. Tenant shall cause the insurance policies it obtains in accordance with this Section 10 to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies.

10.5COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

11.LANDLORD’S REPAIRS. Landlord shall maintain in good condition and repair, (i) at Landlord’s expense, only the structural elements of the roof of the Building, the structural soundness of the foundation of the Building and the structural elements of the exterior walls of the Building, and (ii) the Common Areas, including the non-structural elements of the roof (including the roof membrane), all life-safety, sprinkler, fire detection, plumbing, electrical and mechanical systems serving the Common Areas or the Building (as opposed to any equipment or systems serving the Premises solely) as well as landscaping and snow and ice removal from sidewalks, parking lots and access roads within the Project), all subject to reimbursement in accordance with Section 6 hereinabove; however, Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term “exterior walls” as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this Section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

12.TENANT’S REPAIRS.

12.1OBLIGATIONS OF TENANT. Subject to Section 11 above, Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing fixtures and pipes from the point of entry into the Premises, lighting facilities and bulbs, termite and pest extermination, tenant signage, fire extinguishers and regular removal of trash and debris, as well as any other equipment or systems which are located solely within the Premises or serving the Premises exclusively. Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this Section, and Landlord shall have the right to designate the contractor Tenant shall use to make any repair or to perform any maintenance on the heating, ventilation and air conditioning systems (“HVAC”), plumbing systems, electrical systems, sprinkler systems, fire alarm systems or fire detection systems located within the Premises. Tenant shall enter into a periodic maintenance agreement (the “HVAC Maintenance Contract”) with an HVAC contractor reasonably approved by Landlord, which contract shall provide for a minimum of two (2) inspections per year. The HVAC Maintenance Contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual. Should Tenant fail to obtain and/or maintain the HVAC Maintenance Contract, Landlord may, upon notice to Tenant, enter into such service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. A copy of said contract shall be forwarded to the Landlord on an annual basis, and copies of inspection reports shall be delivered to the Landlord within ten (10) days of receipt thereof by Tenant. Tenant shall not paint or otherwise change the exterior appearance of the Premises without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. The cost of maintenance and repair of any common party wall (any wall, divider, partition or any other structure separating the Premises from any adjacent premises occupied by other tenants) shall be shared equally by Tenant and the tenant occupying the adjacent premises; provided, however, if Tenant damages a party wall the entire cost of the repair shall be paid by Tenant, at Tenant’s sole expense. Tenant shall not be obligated to pay the cost of any repairs to a party wall if the need for such repair was caused solely by the tenant occupying the adjacent Premises. Tenant shall not damage any party wall or disturb the integrity and support provided by any party wall. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within ten (10) days after demand by Landlord.

12.2MAINTENANCE CONTRACTS. Tenant shall enter into the HVAC Maintenance Contract as provided in Section 12.1 above. Landlord shall enter into regularly scheduled preventative maintenance/service contracts for some or all of the following: the sprinkler, fire alarm and fire detection systems servicing the Premises, and backflow testing for the plumbing servicing the Premises (if required by the municipality) (the “Maintenance Contracts”). The Maintenance Contracts shall include maintenance services satisfactory to Landlord, in Landlord’s sole discretion. The cost of the Maintenance Contracts shall be included in Operating Expenses and Tenant shall pay Tenant’s Percentage Share of such costs in accordance with Section 6 hereinabove. Tenant, at Tenant’s sole cost, shall obtain maintenance contracts for any equipment or systems which are located solely within the Premises or serving the Premises exclusively.

13.ALTERATIONS AND SURRENDER.

13.1CONSENT OF LANDLORD. Tenant shall not, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as “Alterations”) in, on or about the Premises or the Project. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, retrieval or storage systems, carpeting or other floor covering, painting, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation, and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord’s consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such architect and contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic’s and materialmen’s liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to six percent (6%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alternations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, “builders all risk” insurance in an amount approved by Landlord, worker’s compensation insurance and any other insurance requested by Landlord, in Landlord’s sole discretion. The foregoing notwithstanding, Tenant shall have the right, at Tenant’s sole cost and expense, to construct a conference room in the Office Space (the “Improvements”) in accordance with the provisions of this Section 13 of the Lease.

13.2PERMITS. Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

13.3MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one-half times the amount of such contested lien claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.

13.4NOTICE. Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

13.5SURRENDER. Subject to Landlord’s right to require removal or to elect ownership as hereinafter provided, all Alterations made by Tenant to the Premises shall be the property of Tenant, but shall be considered to be a part of the Premises. Unless Landlord gives Tenant written notice of its election not to become the owner of the Alterations at the end of the Term of this Lease, the Alterations shall become the property of Landlord at the end of the Term of this Lease. Landlord may require, on notice to Tenant, that some or all Alterations be removed prior to the end of the Term of this Lease and that any damages caused by such removal be repaired at Tenant’s sole expense. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises (including, but not limited to, all doors, windows, floors and floor coverings, skylights, heating and air conditioning systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, electrical systems, lighting facilities, sprinkler systems, fire detection systems and nonstructural elements of the exterior walls, foundation and roof (collectively the “Elements of the Premises”) to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment and in accordance with the Move-Out Standards described on Exhibit D attached hereto. Tenant’s personal property shall include all computer wiring and cabling installed by Tenant. Provided, however, if Landlord has not elected to have Tenant remove the Alterations, Tenant shall leave the Alterations at the Premises in good condition and repair, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings and equipment. Damage to or deterioration of any Element of the Premises or any other item Tenant is required to repair or maintain at the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. If the Premises are not surrendered at the expiration of the term or earlier termination of this Lease in accordance with the provisions of this Section, at Landlord’s option, Tenant shall continue to be responsible for the payment of Base Rent and all other amounts due under this Lease until the Premises are so surrendered in accordance with said provisions. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, expenses, costs, losses or liabilities arising from any delay by Tenant in so surrendering the Premises including, without limitation, any damages, expenses, costs, losses or liabilities arising from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

13.6FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

14.DAMAGE AND DESTRUCTION.

14.1EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire, earthquake, flood, explosion, the elements, riot, the release or existence of Hazardous Materials (as defined below) or by any other cause whatsoever (hereinafter collectively referred to as “damages”), but the damages are not material (as defined in Section 14.2 below), Landlord shall repair the damages to the Project as soon as is reasonably possible, and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or materially damaged (as defined in Section 14.2 below), Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease. Landlord shall within one hundred twenty (120) days after the discovery of such material damage or destruction notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project after material damage or destruction, but in good faith determines that the Premises cannot be substantially repaired within two hundred ten (210) days after the date of the discovery of the material damage or destruction, without payment of overtime or other premiums, and the damage to the Project will render the entire Premises unusable during said two hundred ten (210) day period, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon thirty (30) days’ advance written notice to Landlord. Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligent or intentional acts of Tenant or its employees, agents, contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) day period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays caused by Force Majeure Events (defined in Section 32.8 below). If Landlord is unable to repair the damage to the Premises or the Project during such two hundred ten (210) day period due to Force Majeure Events, the two hundred ten (210) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 14.3 below, if Landlord or Tenant terminates this Lease in accordance with this Section 14.1, Tenant shall continue to pay all Base Rent, Operating Expenses and other amounts due hereunder which arise prior to the date of termination.

14.2DEFINITION OF MATERIAL DAMAGE. Damage to the Project shall be deemed material if, in Landlord’s reasonable judgment, the uninsured cost of repairing the damage will exceed Twenty-Five Thousand Dollars ($25,000). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds One Hundred Thousand Dollars ($100,000). Damage to the Project shall also be deemed material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of Twenty-Five Thousand Dollars ($25,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Term.

14.3ABATEMENT OF RENT. If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents or contractors, Tenant’s Base Rent and Tenant’s Percentage Share of Operating Expenses shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s Property”) located at the Project. Tenant shall repair or replace all of Tenant’s Property at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s Property. Landlord and Tenant hereby waive the provisions of any present or future statutes that relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

14.4TENANT’S ACTS. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

15.CONDEMNATION. If the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, and the Base Rent and Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses.

16.ASSIGNMENT AND SUBLETTING.

16.1LANDLORD’S CONSENT REQUIRED. Tenant Shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a default of this Lease. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant’s written request for Landlord’s consent shall include all of the following information: (a) financial statements for the proposed assignee or subtenant, (b) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (c) a copy of the fully executed sublease or assignment agreement, and (d) such other information as Landlord may reasonably request.

16.2STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 16. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 16 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord’s reasonable judgment, a proposed assignee or subtenant has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) Tenant is in default as defined in Section 17 at the time of the request; (e) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (f) the assignee or subtenant is involved in a business which is not in keeping with the then-current standards of the Project; (g) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; or (h) the assignee or subtenant will use, store or handle Hazardous Materials in or about the Premises of a type, nature, quantity not acceptable to Landlord, in Landlord’s sole discretion. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees.

16.3ADDITIONAL TERMS AND CONDITIONS. Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty. The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant and no assignment or sublease may be modified or amended without Landlord’s prior written consent. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void. Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

16.4TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Tenant Shall pay Landlord fifty percent (50%) of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of the excess within thirty (30) days after Tenant’s receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of Tenant’s share of payments received by Landlord.

16.5LANDLORD’S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 16, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant (i) to assign this Lease, or (ii) to sublease space in the Premises if the term of any such sublease shall expire during the last twelve (12) months of the Term, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord’s election; provided, however, on the first such occasion during the Term of the Lease, Tenant shall have three (3) business days following notice by Landlord of its election to recapture said space to rescind its request to assign or sublease said space. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Operating Expenses, Real Property Taxes and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same.

16.6LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’ or other consultants’ fees.

17.DEFAULT; REMEDIES.

17.1DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 17.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a)Tenant’s failure to make any payment of Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 17.1(a).

(b)The abandonment of the Premises by Tenant, in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c)Tenant’s failure to comply with any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 17.1(a) and (b) above), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than ten (10) days are reasonably required for its cure, then Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant commences such cure within said ten (10) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 17.1(c).

(d)(i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iii) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (iv) the insolvency of Tenant or Tenant becoming subject to state insolvency or federal bankruptcy. In the event that any provision of this Section 17.1(d) is unenforceable under applicable law, such provision shall be of no force or effect.

17.2REMEDIES.

(a)In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The “worth at time of award” of the amounts referred to in Section 17.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 17.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Richmond at the time of award plus one percent (1%). For purposes of this Section 17.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii)maintain Tenant’s right of possession, in which event Landlord shall have the remedy to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in Section 16 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 16 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 17.2(a)(ii).

(iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b)No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c)If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises, and such reentry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

17.3DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or an injunction. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

17.4LATE CHARGES. If any installment of Base Rent, Tenant’s Percentage Share of Operating Expenses or any other sum due from Tenant shall not be received by Landlord within five (5) days of when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 17.5.

17.5INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

18.LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. If Tenant shall fail to perform any of its obligations under this Lease, Landlord shall have the right to make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall reimburse Landlord for the cost of such performance upon demand.

19.INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, property managers, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties” or “Landlord Parties”) from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, attorney’s fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an Indemnified Matter (as defined below). For purposes of this Section, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (a) Tenant’s or its employees’, agents’, contractors’ or invitees’ (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant’s failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Materials (as defined below) brought on to the Project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Damages arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the damages, and Tenant shall, upon ten (10) days’ advance written notice from Landlord, reimburse Landlord for the costs incurred by Landlord. By way of example, and not limitation, Landlord shall have the immediate and unconditional right to cause any damages to the Common Areas, another tenant’s premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Damages arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. Tenant’s obligations under this Section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Damages incurred. For the avoidance of doubt, and notwithstanding the foregoing, Tenant shall have no obligation to indemnify the Indemnified Parties for any Damages to the extent arising out of or resulting from the gross negligence or willful misconduct of any of the Landlord Parties. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

20.EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord Parties shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant’s employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord Parties be liable for injury to the person of Tenant, Tenant’s employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, acts of terrorism, Hazardous Materials, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, unless the cause of the damage or injury arises out of the gross negligence or willful misconduct of Landlord Parties. Landlord Parties shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord Parties to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons, in, upon or about the Project arising from any cause, excluding the gross negligence or willful misconduct of Landlord Parties, and Tenant hereby waives all claims in respect thereof against Landlord Parties.

21.LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

22.SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Upon vacation of the Premises, Tenant shall remove all signs and repair, paint and/or replace the building fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for signs and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

23.PARKING. During the Term and subject to the rules and regulations attached hereto as Exhibit “C,” as modified by Landlord from time to time (the “Rules”), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the Common Area parking lot of the Project. Tenant’s parking rights are in common with the parking rights of any other tenants of the Project, and all of Tenant’s parking spaces are unreserved parking spaces. Tenant’s parking rights are the personal rights of Tenant, and Tenant shall not transfer, assign or otherwise convey its parking rights separate and apart from this Lease.

24.BROKER’S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in Section 1.14, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

25.ESTOPPEL CERTIFICATE. Tenant shall from time to time, upon not less than ten (10) days’ prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

26.FINANCIAL INFORMATION. From time to time, at Landlord’s request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’(s) financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant from any credit reporting company. Prior to receiving Tenant’s financial information, Tenant may require Landlord and any party that will receive the statements to execute Tenant’s commercially reasonable form of confidentiality and nondisclosure agreement.

27.ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

27.1HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit E. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit E.

27.2DEFINITION OF HAZARDOUS MATERIALS. As used in this Lease, the term “Hazardous Materials” shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Project or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term Hazardous Materials shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws.

27.3PROHIBITION; ENVIRONMENTAL LAWS. Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then-applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”) and in compliance with the recommendations of Landlord’s consultants. Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right, in Landlord’s sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 27 or to determine if Hazardous Materials are present in, on or about the Project, (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s sole discretion (the “Survey”). Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey. If as a result of an inspection, test or Survey Landlord determines, in Landlord’s sole discretion, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.4TENANT’S ENVIRONMENTAL OBLIGATIONS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas; provided that Tenant has actual, implied or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant Parties such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and other portions of the Project after the satisfactory completion of such work.

27.5ENVIRONMENTAL INDEMNITY. In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Landlord Parties harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, diminution in value of any portion of the Premises or the Project, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord’s marketing of any space within the Project) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or Tenant Parties. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws. Tenant’s obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease.

27.6SURVIVAL. Tenant’s obligations and liabilities pursuant to the provisions of this Section 27 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term “reasonable wear and tear” shall not include any deterioration in the condition or diminution of the value of any portion of the Project in any manner whatsoever related to, directly or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 33 of this Lease.

28.SUBORDINATION.

28.1EFFECT OF SUBORDINATION. This Lease, and any Option (as defined below) granted hereby, upon Landlord’s written election, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its security deposit.

28.2EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a default by Tenant hereunder or, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute such documents in accordance with this Section.

29.SUBSTITUTION OF OTHER PREMISES. Landlord, at Landlord’s expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size and utility (the “Relocation Space”) within the Building or other buildings within the same Project upon sixty (60) days’ prior written notice to Tenant. From and after the date of the relocation, the Base Rent and Tenant’s Percentage Share shall be adjusted based on the rentable square footage of the Relocation Space. Landlord shall pay Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address.

30.HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the Term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be two hundred percent (200%) of the Base Rent and additional rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the Term hereof without Landlord’s consent, Tenant shall be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Term or to give Tenant the right to hold over after the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31.LANDLORD’S ACCESS. Landlord and Landlord’s agents, contractors and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders or tenants, undertaking safety measures, and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access. If reasonably necessary, Landlord may temporarily limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. The foregoing activities by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of rent. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

32.MISCELLANEOUS.

32.1.SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

32.2.TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

32.3.DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under this Lease, including, but not limited to, Base Rent, Tenant’s Percentage Share of Operating Expenses, Tenant’s Percentage Share of Real Property Taxes, and late charges shall be deemed to be rent.

32.4.INCORPORATION OF PRIOR AGREEMENTS. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease.

32.5.WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

32.6.SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties.

32.7.AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

32.8.FORCE MAJEURE EVENTS. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to “acts of God” (including adverse weather conditions that are abnormal for the area in which the Property is located, earthquake, flood, tornado, or other high winds), strike, lockout, shortages of materials or labor resulting from general market shortages, governmental control or diversion, acts of public enemy, terrorist acts, civil disturbances, riot, insurrection, governmental regulation of the sale or transportation of materials, supplies, or labor, any actual or threatened health emergency or public health crisis, including, but not limited to, epidemics, pandemic, famine, disease, plague, quarantine, and other health risks, including, but not limited to, health risks declared or recognized by the Centers for Disease Control, the World Health Organization, and any governmental authority or similar body and/or other causes beyond the reasonable control of the performing party (collectively, “Force Majeure Events”). This Section 32.8 shall not apply to the payment of any sum of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money.

32.9.BINDING EFFECT; CHOICE OF LAW; CONFLICT. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

32.10.ATTORNEYS’ FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

32.11.MERGER; RELATIONSHIP OF PARTIES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

32.12.QUIET POSSESSION. Subject to the terms and conditions of this Lease, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof.

32.13.AUTHORITY; MULTIPLE PARTIES. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that this Lease is enforceable against said entity in accordance with its terms. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 34 on one Tenant shall be deemed service of notice on all Tenants.

32.14.INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

32.15.      PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

32.16.      SECURITY INTEREST. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located or left at the Premises and the Security Deposit, if any, and any advance rent payment or other deposit, now in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property.

32.17.LANDLORD’S RESERVATIONS. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (c) to place signs, notices or displays upon the roof, interior or exterior of the Building or Common Areas of the Project. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises. Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as “Changes”) including, but not limited to, the interior and exterior of buildings, the Common Areas, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.

32.18.ATTACHMENTS. The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

32.19OPTIONS. The right or option to extend the Term of this Lease or to renew this Lease, the option or right of first refusal to lease the Premises, the right of first offer to lease the Premises, the right of first refusal to lease other space within the Project, the right of first offer to lease other space within the Project, and the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises (each an “Option”) granted to Tenant by this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any Transferee as defined in Section 16. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

33.RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

34.RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules in a nondiscriminatory manner. Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with the Rules.

35.RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

36.CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

37.RULE AGAINST PERPETUITIES. Notwithstanding anything to the contrary contained in this Lease, if the Term of the Lease has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of such date. The sole purpose of this provision is to avoid any interpretation of this Lease as a violation of the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

38.OFAC CERTIFICATION. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

39.NOTICES. All notices required or permitted by this Lease shall be in writing and shall be delivered (a) by hand, (b) by U.S. Postal Service certified mail, return receipt requested, (c) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or (d) by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Section. Any notice hereunder shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in Section 1.15 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant. Any notice sent by certified mail, return receipt requested, shall be deemed given three (3) days after deposited with the U.S. Postal Service. Notices delivered by overnight courier service shall be deemed given on the date delivered by the carrier to the appropriate party’s address for notice purposes. If any notice is transmitted by facsimile transmission, the notice shall be deemed delivered upon telephone confirmation of receipt of the transmission thereof. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If Tenant has vacated the Premises or any other notice address of Tenant without providing a new notice address, such notice shall be deemed to have been received three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord’s right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this section have been met.

40.COUNTERPART COPIES; ELECTRONIC SIGNATURES. This Lease may be executed in two or more counterpart copies, each of which shall be doomed to be an original and all of which counterparts shall have the same force and effect as If the parties hereto had executed a single copy of this Lease, The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, an electronic or tolofaxed signature (hereinafter, an “Electronic Signature”) of either party. whether upon this Lease or any related document, shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature Landlord and Tenant hereby acknowledge and agree that they (i) Intend to be bound by any Electronic Signatures, (ii) are aware that the other party will rely on such Electronic Signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

41.WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO, THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES, TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED THIS LEASE TO TENANT IN THE MANNER SET FORTH IN THIS LEASE, INCLUDING BY ELECTRONIC SIGNATURE.

LANDLORD	TENANT

SCRS VALLEY PARK BUSINESS CENTER, LLC, a	COKEM INTERNATIONAL, LTD.,
Delaware limited liability company	a Minnesota corporation

By:	TA Realty-SC GP, LLC,
	a Delaware limited liability company,	By:	/s/ Julianne M Turk
	its Manager		Julianne M Turk
(Print Name)

By:	/s/ Brooks D. Wales
Name:	Brooks D. Wales	Its:	VP, Finance
Title:	Regional Director		(Print Title)

Date of Tenant’s Execution:	8/12/2020

Addendum

Addendum to Standard Industrial Lease (the “Lease”)

dated August 12, 2020 Between

SCRS Valley Park Business Center, LLC (“Landlord”) and

COKeM International, Ltd. (“Tenant”)

It is hereby agreed by Landlord and Tenant that the provisions of this Addendum are a part of the Lease. If there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. Capitalized terms in this Addendum shall have the same meaning as capitalized terms in the Lease.

1.  Carpet Allowance. Landlord shall provide to Tenant an allowance of up to Seven Thousand Three Hundred Fifty Dollars ($7,350) (the “Carpet Allowance”), which such Carpet Allowance shall be available to reimburse Tenant for the reasonable and customary third-party out-of-pocket costs and expenses actually incurred by Tenant for procuring and installing carpet in the Office Space (“Carpet Expenses”). Landlord shall reimburse Tenant for Tenant’s Carpet Expenses in an amount up to the amount of the Carpet Allowance within a reasonable period of time following Landlord’s receipt of a written request from Tenant setting forth the total amount incurred for Tenant’s Carpet Expenses accompanied by paid receipts and invoices from third parties and any other evidence Landlord may reasonably request to justify such a reimbursement. In the event Tenant’s Carpet Expenses exceed the Carpet Allowance, Tenant shall pay from another source of funds the amount by which Tenant’s Carpet Expenses exceeds the Carpet Allowance prior to any disbursement of the Carpet Allowance by Landlord. In the event Tenant’s Carpet Expenses are less than the Carpet Allowance, the unused portion (the “Unused Allowance”) of the Carpet Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. Tenant’s request for reimbursement from the Carpet Allowance for Tenant’s Carpet Expenses must be properly submitted to Landlord prior to December 31, 2020 (the “Allowance Sunset Date”) or Landlord shall have no further obligation to make such a reimbursement hereunder. Tenant shall have no right to receive any portion of the Carpet Allowance at any time that Tenant is in default under the Lease beyond the expiration of any applicable notice and cure period.

2.  Improvement Advance. In addition to the Carpet Allowance, Landlord shall install (i) three (3) private offices, and (ii) a sink countertop and lower cabinets as shown on the Space Plan attached hereto as Schedule 1 (the “Additional Improvements”). In connection with the Additional Improvements, Landlord agrees to advance the cost of such Additional Improvements, which (together with a construction supervisory fee of 3%) is estimated to be approximately Seventeen Thousand Six Hundred Thirteen and No/100 Dollars ($17,613.00) (the “Improvement Advance”). The Improvement Advance, together with interest thereon at the rate of six percent (6%) per annum, shall be repaid by Tenant to Landlord in monthly installments (“Tenant Improvement Rent”) together with Tenant’s installment of Base Rent, on the first day of each month during the Term. The Tenant Improvement Rent shall not be subject to annual increases. Tenant may prepay the entire balance of the Improvement Advance without penalty at any time during the Term of the Lease. If the actual cost of the Additional Improvements does not exceed the Improvement Advance, the unused portion of the Improvement Advance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. Upon determination of the Tenant Improvement Rent payable pursuant to this Paragraph, the parties shall promptly execute an amendment to this Lease stating the rent so determined. Tenant acknowledges that the Additional Improvements may not be completed by September 1, 2020, and Tenant may elect to take occupancy of the Premises and to have the Commencement Date occur notwithstanding that the Additional Improvements are not completed. To the extent Tenant does take occupancy of the Premises prior to completion of the Additional Improvements, Tenant acknowledges that Landlord’s actions in connection with such Additional Improvements shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the construction of the Additional Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such construction or Landlord’s actions in connection with such construction. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize unreasonable interference with Tenant’s use and occupancy of the Premises during any construction.

Add-1

EXHIBIT A

PREMISES

A-1

EXHIBIT B

VERIFICATION LETTER

COKEM INTERNATIONAL, LTD., a Minnesota corporation (“Tenant’) hereby certifies that it has entered into a lease with SCRS VALLEY PARK BUSINESS CENTER, LLC, a Delaware limited liability company (“Landlord”) and verifies the following information as of the       day of ______________, 2020:

Address of Premises:

Rentable Square Footage of Premises:

Commencement Date:

Lease Termination Date:

Initial Base Rent:

Billing Address for Tenant:

Attention:

Telephone Number:

Federal Tax ID No.:

Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed to Tenant’s satisfaction, that Tenant has accepted possession of the Premises, and that as of the date hereof there exist no offsets or defenses to the obligations of Tenant under the Lease.

TENANT

COKEM INTERNATIONAL, LTD., a Minnesota corporation

By:

(PRINT NAME)

Its:
(PRINT TITLE)

By:

(PRINT NAME)

Its:
(PRINT TITLE)

[SIGNATURES CONTINUE ON NEXT PAGE]

B-1

ACKNOWLEDGED AND AGREED TO:

LANDLORD

   SCRS VALLEY PARK BUSINESS CENTER, LLC,

   a Delaware limited liability company

By:	TA Realty-SC GP, LLC,
a Delaware limited liability company,
its Manager

By:
Name:
Title:

B-2

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1.Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2.Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regarding to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3.No cooking shall be done or permitted on the Premises, nor shall the Premises be used for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

4.No boring or cutting for wires shall be allowed without the consent of Landlord. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

5.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6.Tenant shall store all its trash and garbage within the interior of the Premises or in other locations approved by Landlord, in Landlord’s sole discretion. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.

7.Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

PARKING RULES

1.Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities and at times approved by Landlord. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. Tenant and its customers, employees, shippers and invitees shall comply with all rules and regulations adopted by Landlord from time to time relating to truck parking and/or truck loading and unloading.

2.Landlord reserves the right to relocate all or a part of parking spaces within the parking area.

3.Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4.The maintenance, washing, waxing or cleaning of vehicles in the parking area or Common Areas is prohibited.

5.Tenant shall be responsible for seeing that all of its employees, agents, contractors and invitees comply with the applicable parking rules, regulations, laws and agreements.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT D

MOVE OUT STANDARDS

In furtherance of the terms and conditions of Section 13.5 of this Lease and without limiting the generality thereof, Tenant herby agrees that the Premises shall be surrendered by Tenant to Landlord on or before the last day of the Term or the date of any earlier termination thereof in accordance with the terms and conditions of this Lease in a manner that is fully consistent in all respects with the following standards and guidelines:

1.	Lights	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll Up Doors	In good working condition.

3.	Dock Seals	Free of tears and broken backboards repaired.

4.	Warehouse Floors	Broom clean and reasonably free of stains with no racking bolts or other protrusions left in floor. Cracks should be repaired with an epoxy or polymer.

5.	Tenant-Installed Equipment & Wiring	Removed and space turned to condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

6.	Walls	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in office or warehouse areas.

7.	Roof	Any Tenant-installed equipment to be removed and roof penetrations to be properly repaired by a licensed roofing contractor.

8.	Signs	All exterior signs to be removed and holes patched and paint touched-up as necessary. All window signs should be removed.

9.	Heating, Ventilating and/or Air Conditioning System

A written report from a licensed heating, ventilating and air conditioning system contractor within the last 3 months stating that all evaporative coolers and/or heaters within the warehouse areas of the Premises are in good working order and condition and that office heating, ventilating and air conditioning systems are in good working order and condition.

10.	Odors	All odors arising as a result of, or in connection with, any of the operations of Tenant at the Premises shall be eliminated to the satisfaction of Landlord.

11.	Overall Cleanliness	Clean windows, sanitize bathrooms, vacuum carpet and remove any and all debris and odors from office and warehouse areas. Remove all pallets and debris from exterior of the Premises.

12.	Upon Completion

Contact Landlord’s property manager to coordinate date for turning off power, turning in keys, and obtaining final Landlord inspection of the Premises which, in turn, will facilitate any refund of the Security Deposit in accordance with the terms and conditions of this Lease.

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EXHIBIT E

Form of HazMat Certificate

General Information

Name of Responding Company:

Mailing Address:

Signature:

Title:	Phone:

Date:________________________                Age of Facility:__________________                 Length of Occupancy: _____________________________________________

Major products manufactured and/or activities conducted on the property: _______________________________________________________________________________

Type of Business Activity (ies):	Hazardous Materials Activities:
(check all that apply)	(check all that apply)

machine shop	degreasing
light assembly	chemical/etching/milling
research and development	wastewater treatment
product service or repair	painting
photo processing	striping
automotive service and repair	cleaning
manufacturing	printing
warehouse	analytical lab
integrated/printed circuit	plating
chemical/pharmaceutical product	chemical/missing/synthesis
silkscreen
lathe/mill machining
deionizer water product
photo masking
wave solder
metal finishing

HAZARDOUS MATERIALS/WASTE HANDLING AND STORAGE

A.	Are hazardous materials handled on any of your shipping and receiving docks in container quantities greater than one gallon?_________Yes________No

B.	If Hazardous materials or waste are stored on the premises, please check off the nature of the storage and type(s) of materials below:

Types of Storage Container (list above-ground storage only)	Type of Hazardous Materials and/or Waste Stored

1 gallon or 3 liter bottles/cans	acid
5 to 30 gallon carboys	phenol
55 gallon drums	caustic/alkaline cleaner
tanks	cyanide
photo resist stripper
paint
flammable solvent
gasoline/diesel fuel
nonflammable/chlorinated solvent
oil/cutting fluid

C.Do you accumulate hazardous waste onsite?Yes________No

If yes, how is it being handled?

on-site treatment or recovery
discharged to sewer
hauled offsite	If hauled offsite, by whom__________________________________
incineration

D.Indicate your hazardous waste storage status with Department of Health Services:

generator
interim status facility
permitted TSDF
none of the above

E-1

WASTEWATER TREATMENT/DISCHARGE

A.	Do you discharge industrial wastewater to:

sewer
storm drain
surface water
no industrial discharge

B.Is your industrial wastewater treated before discharge?______ Yes _______ No

If yes, what type of treatment is being conducted?

neutralization
metal hydroxide formation
closed-loop treatment
cyanide destruct
HF treatment
other

SUBSURFACE CONTAINMENT OF HAZARDOUS MATERIALS/WASTES

A.Are buried tanks/sumps being used for any of the following:

hazardous waste storage
chemical storage
gasoline/diesel fuel storage
waste treatment
wastewater neutralization
industrial wastewater treatment
none of the above

B.If buried tanks are located onsite, indicate their construction:

steel	fiberglass	concrete

inside open vault	double walled

C.Are hazardous materials or untreated industrial wastewater transported via buried piping to tanks, process areas or treatment areas?  _____Yes _____ No

D.	Do you have wet floors in your process areas? ________ Yes _______ No

If yes, name processes:_______________________________________________________________________________________________________________

E.Are abandoned underground tanks or sumps located on the property? _______ Yes ________ No

HAZARDOUS MATERIALS SPILLS

A.Have hazardous materials ever spilled to:

the sewer
the storm drain
onto the property
no spills have occurred

B.Have you experienced any leaking underground tanks or sumps? ______ Yes ______No

C.If spills have occurred, were they reported? ______ Yes _____ No

Check which the government agencies that you contacted regarding the spill(s):

Department of Health Services
Department of Fish and Game
Environmental Protection Agency
Regional Water Quality Control Board
Fire Department

D.Have you been contacted by a government agency regarding soil or groundwater contamination on your site?

Yes	No

Do you have exploratory wells onsite?  _____  Yes     _____  No

If yes, indicate the following:

Number of wells:  ________                 Approximate depth of wells:  _______                 Well diameters:___________

PLEASE ATTACH ENVIRONMENTAL REGULATORY PERMITS, AGENCY REPORTS THAT APPLY TO YOUR OPERATION AND HAZARDOUS WASTE MANIFESTS.

Check off those enclosed:

Hazardous Materials Inventory Statement, HMIS
Hazardous Materials Management Plan, HMMP
Department of Health Services, Generatory Inspection Report
Underground Tank Registrations
Industrial Wastewater Discharge Permit
Hazardous Waste Manifest

E-2

SCHEDULE 1

Additional Improvements Plan

Floor Plan
Scale: 1/32" = 1'-0"

Square Footage:

Office	-	3,383 sq. ft
Whse.	-	26,305 sq. ft
Total	-	29,688 sq. ft

Valley Park Business Center III

750 Innovation Drive
Shakopee, MN

SCH-1